Exhibit 99.1

                     JoS. A. Bank Clothiers Announces 16.1%
         Increase in November Sales -- Comparable Store Sales Rise 3.8%

    HAMPSTEAD, Md.--(BUSINESS WIRE)--Dec. 1, 2005--JoS. A. Bank Clothiers, Inc. (NASDAQ National Market: JOSB) announces that its total sales for the fiscal month ended November 26, 2005 (fiscal November 2005) increased 16.1% to $41.9 million, as compared with $36.1 million in fiscal November 2004. Also, comparable store sales increased 3.8%, while combined catalog and Internet sales increased 24.3% in fiscal November 2005, as compared with the prior year period.
    The Company noted that sales in fiscal November 2005 were led by key fall items in sportswear and blazers and its luxury Signature and Signature Gold suits.
    Total sales for the ten fiscal months ended November 26, 2005 increased 22.1% to $342.7 million, as compared with $280.6 million in the same period in fiscal 2004. Comparable store sales increased 7.2% in the first ten fiscal months of 2005, while combined catalog and Internet sales rose 24.1%, as compared with the prior year period.
    The Company also noted that it will host a conference call at 11:00 a.m. Eastern Time on Monday, December 5, 2005, the same day the Company expects to report its operating results for the fiscal third quarter of 2005. To participate in the call on December 5, 2005, please dial (USA) (877) 209-0397 or (International) (612) 332-0819, at
least five minutes before 11:00 a.m. EST. A replay of the conference call will be available after 2:30 p.m. EST on December 5, 2005 until December 12, 2005 at 11:59 p.m. EST by dialing (USA) (800) 475-6701 or (International) (320) 365-3844. The access code for the replay will be 805365.

    JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 316 stores in 39 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the NASDAQ National Market under the symbol "JOSB."

    The Company's statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecast due to a variety of factors outside of the Company's control that can affect the Company's operating results, liquidity and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, the ability of the Company to finance its expansion plans, the mix and pricing of goods sold, the market price of key raw materials such as wool and cotton, availability of lease sites for new stores, the ability to source product from its global supplier base and other competitive factors. Other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended January 29, 2005. These cautionary statements qualify all of the forward-looking statements the Company makes herein. The Company cannot assure you that the results or developments anticipated by the Company will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for the Company or affect the Company, its business or its operations in the way the Company expects. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates, and assumes no obligation to update any of the forward-looking statements. These risks should be carefully reviewed before making any investment decision.



    CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, MD
             David E. Ullman, EVP/CFO, 410-239-5715
             or
             RJ Falkner and Company, Inc.
             Investor Relations Counsel
             R. Jerry Falkner, CFA
             800-377-9893
             info@rjfalkner.com
             E-commerce Address for
             JoS. A. Bank Clothiers, Inc.: www.josbank.com